                                                                    Exhibit 11.1

                             PAGEMART WIRELESS, INC.
                    COMPUTATION OF PER SHARE EARNINGS (LOSS)

                                                             THREE MONTHS ENDED SEPTEMBER 30, 1998
                                                        ----------------------------------------------
                                                           NUMBER           PERCENT        EQUIVALENT
                                                          OF SHARES       OUTSTANDING        SHARES
                                                        -------------     -----------      -----------
COMMON STOCK
   From Founders' Stock                                     2,300,000          100.00%       2,300,000
   Stock Options Exercised                                  1,057,725           95.47%       1,009,840
   Preferred Stock Converted to Common Stock               15,310,943          100.00%      15,310,943
   1994 Common Stock Offerings                             11,242,857          100.00%      11,242,857
   1995 Common Stock Offerings                              4,323,874          100.00%       4,323,874
   1996 Common Stock Offering                               6,000,000          100.00%       6,000,000
   Employee Stock Purchase Plan Shares Issued                  90,641          100.00%          90,641
   1997 Warrants Exercised                                     48,300          100.00%          48,300
                                                        -------------                      -----------
                                                           40,374,340                       40,326,455

WEIGHTED AVERAGE SHARES OUTSTANDING                                                         40,326,455

NET LOSS                                                                                   ($8,982,341)


NET LOSS PER SHARE                                                                              ($0.22)
                                                                                           ===========